UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
A/R Facility
On September 29, 2017, Basic Energy Services, Inc. (the “Company”) and certain of its subsidiaries entered into a $100 million accounts receivable securitization facility (the “A/R Facility”) pursuant to (i) a Receivables Transfer Agreement (the “Transfer Agreement”) entered into by and among Basic Energy Services, L.P. (“BES LP”), as the initial originator and Basic Energy Receivables, LLC (the “SPE”), as the transferee and (ii) a Credit and Security Agreement (the “Credit Agreement”) by and among the SPE, as borrower, BES LP, as initial servicer, the Company, as the performance guarantor, the lenders party thereto and UBS AG, Stamford Branch (“UBS”), as administrative and collateral agent. All capitalized terms used in this section and not defined herein shall have the meaning assigned to them in the Credit Agreement.
Under the Transfer Agreement, BES LP will sell or contribute, on an ongoing basis, its accounts receivable and related security and interests in the proceeds thereof (the “Transferred Receivables”) to the SPE. The SPE will finance a portion of its purchase of the accounts receivable through borrowings, on a revolving basis, of up to $100 million (with the ability to request an increase in the size of the A/R Facility by $50 million) under the Credit Agreement, and such borrowings will be secured by the accounts receivable. The SPE will finance its purchase of the remaining portion of the accounts receivable by issuing subordinated promissory notes to BES LP and/or by contributing the remaining portion of the account receivable in exchange for equity in the SPE in the amount of the purchase price of the receivable not paid in cash. BES LP will be responsible for the servicing, administration and collection of the accounts receivable, with all collections going into lockbox accounts. The Company has provided a customary guaranty of performance to the administrative agent with respect to certain obligations of BES LP and any successor servicer under the A/R Facility.
Loans under the Credit Agreement bear interest at a fluctuating rate that is (a) the Alternate Base Rate plus 2.25% with respect to ABR Loans or (b) the Adjusted LIBO Rate plus 3.25% with respect to Eurodollar Loans. A commitment fee equal to 0.375% per annum will be payable on the unused commitments under the Credit Agreement. The loans made pursuant to the Credit Agreement will mature on September 29, 2021.
The A/R Facility contains various customary affirmative and negative covenants and default, indemnification and termination provisions, and the Credit Agreement provides for acceleration of amounts owed upon the occurrence of certain specified events. UBS was a lender under the Company’s previous credit agreement, and UBS may have had relationships with the Company or its affiliates involving various financial services, such as investment banking, underwriting and commercial banking services.
The foregoing summary of the A/R Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and Transfer Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Amendment to Term Loan Agreement
In connection with entering into the A/R Facility, on September 29, 2017, the Company together with the parties thereto, executed an Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Term Loan Credit Agreement dated December 23, 2016 (the “Term Loan Agreement”), among the Company, as borrower, each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.
Amendment No. 1 amended the Term Loan Agreement, to permit, among other things, (i) the acquisition of the Transferred Receivables by the SPE pursuant to the Transfer Agreement, free and clear of the liens under the Term Loan Agreement and (ii) the transactions contemplated under each of the Transfer Agreement and Credit Agreement.
The foregoing summary of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1, which is filed as Exhibits 10.3 to this Current Report on Form 8-K and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement
Credit Agreement
In connection with entering into the A/R Facility, on September 29, 2017, the Company terminated its previously existing $75 million credit facility that was evidenced by that certain Second Amended and Restated ABL Credit Agreement (the “Old Credit Agreement”), dated as of December 23, 2016, among the Company, as borrower, Bank of America, N.A., as administrative agent for the lenders, a collateral management agent, the swing line lender and an l/c issuer, Wells Fargo Bank, National Association, as a collateral management agent and syndication agent and the financial institutions party thereto, as lenders.
A summary of the material terms of the Old Credit Agreement may be found in the Current Report on Form 8-K filed by the Company on December 27, 2016, which summary is incorporated herein by reference.

Intercreditor Agreement
In connection with entering into the A/R Facility, on September 29, 2017, the Company and other parties thereto terminated that certain Intercreditor Agreement (the “Intercreditor Agreement”) dated as of December 23, 2016, among Bank of America, N.A., as ABL representative, U.S. Bank National Assocation, as term loan representative and each of the grantors party thereto.
A summary of the material terms of the Intercreditor Agreement may be found in the Current Report on Form 8-K filed by the Company on December 27, 2016, which summary is incorporated herein by reference.
ATM Program
On September 30, 2017, the Company terminated that certain Distribution Agreement dated August 3, 2017 (the “Distribution Agreement”) between the Company and Raymond James & Associates, Inc. (the “Sales Agent”). The Distribution Agreement was terminable at will upon written notification by the Company. Pursuant to the Distribution Agreement, the Company was entitled to issue and sell, from time to time, through or to the Sales Agent shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 in an “at-the-market” offering program (the “ATM Program”). The ATM Program was commenced on August 3, 2017 when the Company and the Sales Agent entered into the Distribution Agreement.
Through the date hereof, the Company sold 936 shares of its Common Stock pursuant to the Distribution Agreement. As a result of the termination of the Distribution Agreement, there will be no sales of Common Stock thereunder.
A summary of the material terms of the Distribution Agreement may be found in the Current Report on Form 8-K filed by the Company on August 3, 2017, which summary is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 regarding the A/R Facility is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

10.1*
Credit and Security Agreement, dated as of September 29, 2017, among SPE, as borrower, BES LP, as initial servicer, the Company, as performance guarantor, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.2*	Receivables Transfer Agreement, dated as of September 29, 2017, among BES LP, as initial originator and SPE, as transferee.
10.3*
Amendment No. 1 to the Amended and Restated Term Loan Credit Agreement dated December 23, 2016, among the Company, as borrower, each lender from time to time party thereto and U.S. Bank National Association, as administrative agent.

*Filed or furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BASIC ENERGY SERVICES, INC.

Date: October 2, 2017	By: /s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary